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                                                                  Exhibit 99(a)


                     [CITYNATIONAL CORPORATION LETTERHEAD]



CONTACTS:

CITY NATIONAL CORPORATION
Frank Pekny 310/888-6700 (Financial/Investors)
Cary Walker 213/833-4715 (Media)
Ian Campbell / Abernathy MacGregor Group 213-630-6550

CIVIC BANCORP
Herbert C. Foster 510/836-6500



FOR IMMEDIATE RELEASE



               CITY NATIONAL CORPORATON TO ACQUIRE CIVIC BANCORP,

                         DOUBLING ITS ASSETS IN BAY AREA


              CIVIC'S MANAGEMENT TEAM TO REMAIN WITH CITY NATIONAL


         LOS ANGELES, November 19, 2001 -- City National Corporation (NYSE:
CYN), parent company of City National Bank, and Civic BanCorp (NASDAQ: CIVC), parent of CivicBank of Commerce, today announced a definitive agreement for the acquisition of Civic by City National in a transaction currently valued at $113 million in cash and stock. Civic is one of the Bay Area's leading independent business banks, with offices throughout the East Bay and assets of $510 million, loans of $375 million and deposits of $443 million as of September 30, 2001.

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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA

         Assuming the transaction closes in the first quarter of 2002, and excluding any revenue enhancements, City National expects the transaction to be accretive to its GAAP and cash earnings per share in 2002.

         "We are very pleased that Civic's talented management team and outstanding clients and shareholders will be joining City National," said City National CEO Russell Goldsmith. "During the last two years, City National Bank has steadily expanded in the San Francisco Bay Area, and this combination will bring our Bay Area assets to $1 billion while extending our platform for growth in a measured and focused way in the world's 18th largest economy.

         "Civic's clear identity as a commercial bank, primarily in the East Bay, strongly complements our private and business banking presence on the Peninsula and our new commercial banking center in Walnut Creek," Goldsmith added.

         Herbert C. Foster, Civic's President and Chief Executive Officer, who will join City National as its Northern California East Bay Area Executive, said: "This is an excellent fit of two relationship-based banks. The combination of Civic with California's premier private and business bank will allow our clients to continue their established relationships with our bankers - while giving them access to an even broader array of financial products, services and capabilities. We are optimistic that these broader capabilities will enable us to do more for our clients and to win a greater share of their business."

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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA

TERMS OF THE TRANSACTION

         Under terms of the agreement, each of the 5.3 million shares of Civic stock will be exchanged - at each shareholder's election - either for cash of $20.25 per share or for an amount of City National stock based on the average per share price of City National common stock for a 10-day trading period immediately prior to the closing. If this average price of City National stock is (1) between $37.56 - and $50.82 per share, each share of Civic stock may be exchanged for 0.4582 of a share of City National stock, (2) less than $37.56 per share, the exchange ratio will equal $17.21 divided by the average price of City National stock, and (3) greater than $50.82, the exchange ratio will equal $23.29 divided by the average price of City National stock. Since each Civic shareholder may elect to receive cash, stock or a combination of both, these elections may have to be pro-rated to ensure that between 47% and 53.5% of the total consideration is paid in City National stock. City National common stock received by Civic shareholders is expected to qualify as a tax-free exchange.

         The completion of the transaction is subject to regulatory and Civic shareholder approval. The two companies' boards of directors have approved the transaction.

ABOUT CIVIC

         CivicBank of Commerce, a subsidiary of Civic Bancorp (NASDQ: CIVC), serves companies, their owners and the professional community through 10 offices throughout the Bay Area, including its headquarters in Oakland. Sixty percent of its $375-million loan portfolio is comprised of commercial loans, and it has no technology loans.

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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA


ABOUT CITY NATIONAL CORPORATION

         City National Corporation, whose shares are traded on the New York Stock Exchange, has $9.8 billion in assets. The company's wholly owned subsidiary, City National Bank, provides banking, trust and investment services through 50 offices in 10 counties across California. For more information about City National, visit its Web site at www.cnb.com.

CONFERENCE CALL

        A call with analysts and investors will be held at 11:30 a.m., Eastern Standard Time, on Monday, November 19, 2001 to review this announcement. A live webcast of this call may be accessed through a link on City National's website at www.cnb.com, or at http://www.vcall.com/NASApp/VCall/EventPage?ID=79823. The call will be archived on the website and available for replay beginning approximately one hour after the live call ends.

                                      * * *

        Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger between City National and Civic, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about City National's and Civic's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements


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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA


identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of City National's and Civic's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of City National and Civic may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Civic may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risk of continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in City National's and Civic's markets; (10) the concentration of City National's and Civic's operations in California may adversely
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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA


affect results if the California economy or real estate market declines; and
(11) the risk of an economic slowdown that would adversely affect credit quality and loan originations.

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in City National's and Civic's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov).

        All written and oral forward-looking statements contained in this news release concerning the proposed transaction or other matters attributable to City National, Civic or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. City National and Civic do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

        The proposed transaction will be submitted to Civic's stockholders for their consideration. City National and Civic will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about City National and Civic, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the
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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA


proxy statement/prospectus can be obtained, without charge, by directing a request to Mr. Heng W. Chen, City National Corporation, 400 North Roxbury Drive, Beverly Hills, California 90210 (310-888-6000) or to Secretary, Civic BanCorp, 2101 Webster Street, 14th Floor, Oakland, California 94612 (510-836-6500).

        Civic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Civic in connection with the merger. Information about the directors and executive officers of Civic and their ownership of Civic common stock is set forth in the proxy statement, dated April 3, 2001, for Civic's 2001 annual meeting of stockholders, as previously filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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CITY NATIONAL CORPORATION TO ACQUIRE CIVIC BANCORP, DOUBLING ITS ASSETS IN BAY
AREA



                              CITY NATIONAL / CIVIC
                                   AT-A-GLANCE


                                                                At or for the Period Ended
                                                                       Sept. 30, 2001
                                                               -------------------------------
          ($ IN MILLIONS)                                       City National         Civic
                                                               ----------------  -------------
          Total Assets                                               $9,786              $510
          Equity                                                       $875               $58
          Market Capitalization (11/16/01)                           $2,039               $82
          Net Income (9 months '01)                                  $107.4              $3.8
          Total Deposits                                             $7,400              $443
          Total Loans                                                $6,758              $375
          Commercial Loans to Total Loans                               44%               60%
          Construction Loans to Total Loans                              9%                2%
          NPAs / Total Loans                                          0.59%             1.25%
          Reserves / Loans                                            2.00%             1.86%
          Reserves / NPAs                                              342%              148%
          Net Interest Margin (3Q)                                    5.28%             5.27%
          Cash Efficiency Ratio (3Q)                                  49.5%             66.6%
          Offices in East Bay Area                                        1                 8
          Total Banking Offices                                          50                10


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